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                                                                      Exhibit 14


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of LSA Variable Series Trust, on Form N-14 of our report dated February 8, 2002, incorporated by reference in the Statement of Additional Information for the year ended December 31, 2001 and to the references to us under the headings "Additional Information" and "Financial Highlights" in the prospectus which are part of such Registration Statement.


/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
December 18, 2002